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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NOVEMBER 15, 2000


         SMARTERKIDS.COM, INC. AND EARLYCHILDHOOD.COM, LLC TO COMBINE


   Combination to Create Large, Diversified, Multi-Channel Manufacturer and
       Retailer of Children's Educational Products to Schools and Homes

Significant Marketing Benefits and Cost Reductions Expected in the Combination;
 Combined Entity would have approximately $70 million of Pro Forma Revenue for Nine Months ended 9/30/2000; Expected to Reach Cash Flow Breakeven in 2001

Al Noyes To Become Chief Executive Officer of New Company, William E. Simon and
                      Sons To Become Largest Stockholder


NEEDHAM, MA and MONTEREY, CA -- November 15, 2000 -- SmarterKids.com, Inc. (Nasdaq: SKDS), a leading online educational toy store and Earlychildhood.com, LLC (ECC), a leading nationwide manufacturer and retailer of educational products founded in 1985, today announced that the board of directors of SmarterKids.com and ECC's management committee agreed to combine their respective companies.

The combination leverages ECC's strength in developing proprietary products for the early childhood educational market, building traditional catalog and field sales channels, and in establishing an integrated nationwide inventory procurement and fulfillment operation with SmarterKid.com's award-winning, e-commerce capabilities and technology infrastructure. The combination is subject to a variety of conditions, including the approval of SmarterKids.com's stockholders.

"The combination of ECC and SmarterKids.com anticipates vigorous growth and profitability from the outset," said Al Noyes, Executive Vice President of SmarterKids.com, who will become Chief Executive Officer of the new combined company. "Together we will have superior catalog and online operations, attractive operating margins and strong, complementary revenue streams in the consumer and school markets. In addition, we will have a well-funded business that can continue to grow rapidly without depending on additional investment capital."

Earlychildhood.com, a privately-held limited liability company headquartered in Monterey, CA, is a growing and innovative manufacturer and direct marketer of educational products and toys focused on the early childhood market. In the 16 years since its inception, ECC has built a strong, multifaceted sales channel and over the past few years has been consistently profitable. The company currently mails over 2.5 million catalogs annually, has almost 50 field sales representatives and has an active customer base targeting over 90,000 early learning centers. ECC also owns Educational Products, Inc. (EPI), a leading school fundraising company in Dallas, TX, which it acquired in 1999, and Earlychildhood NEWS, a 12-year-old print
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publication for early childhood professionals and parents. ECC itself is owned principally by an affiliate of William E. Simon and Sons Private Equity Partners, L.P., a Los Angeles-based private equity fund, and by ECC management.

"This combination of ECC and SmarterKids.com joins a rapidly growing catalog business with best-of-breed Web expertise," said Ronald Elliott, the current Chief Executive Officer of ECC, who will serve as Chairman of the combined company and continue to play an active role. "We've observed the excellent job SmarterKids has done in creating a unique, easy-to-use Web site for parents that incorporates state-of-the-art personalization technologies. SmarterKids fits exceptionally well with the successful catalog distribution and manufacturing business ECC has built, and the company clearly shares our deep commitment to create real educational value. Together, we will be uniquely capable of completing the circle between parents, teachers and administrators and we can make our products and services readily available to customers across the United States, in whatever manner our customers choose to buy them."

SmarterKids.com, headquartered in Massachusetts, is an award-winning online educational toy store with tools and resources dedicated to helping parents help their children learn, discover, and grow. Since the launch of its Web site two years ago, over 254,000 customers have bought educational toys, books, software and games through SmarterKids.com, and over 160,000 children's learning profiles have been registered on the site. Founded in 1994, the company completed its initial public offering in November 1999 and is traded on the Nasdaq National Market under the symbol SKDS.

For the nine months ending September 30, 2000, ECC recognized pro forma, consolidated revenue of approximately $65 million, 25 percent higher than in the prior year's period, and was profitable. For the same period, SmarterKids.com recognized revenue of approximately $4.5 million and delivered over 300 percent annualized revenue growth.

Al Noyes also noted that SmarterKids.com's consumers will benefit from ECC's proven expertise in product development and sourcing. "We can offer our customers unique, highly desirable products which until now have been available only to schools," said Noyes. "In turn, ECC's schools and teachers will appreciate SmarterKids.com's educationally-oriented approach to e-commerce, not only for themselves, but for their students' parents as well. Finally, by bringing EPI's fundraising business to the Web, we should further accelerate its growth and strengthen the link between home and school. Our new company will be a leader in the educational retailing space."

As a result of the transaction, equity holders of SmarterKids.com and ECC will each receive shares of the new combined company in exchange for their existing equity interests. Each issued and outstanding share of SmarterKids.com will be converted in to the right to receive one newly issued share of common stock of the combined company, and holders of outstanding equity interests of SmarterKids.com will acquire an aggregate of approximately one-third of the outstanding common stock of the combined company. Upon completion of the combination, all of the issued and outstanding equity interests of ECC will be converted into the right to receive newly issued shares of the combined company's common stock, and holders of outstanding interests in ECC will acquire approximately two-thirds of the outstanding common

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stock of the combined company. It is anticipated that the new company will apply for approval for quotation of its common stock on the Nasdaq national market, and that a new market for trading in the newly formed combined company will commence following the effectiveness of the combination, presently expected in the spring of 2001. No cash is included in the merger consideration. An affiliate of William E. Simon and Sons will become the largest stockholder in the combined entity. SmarterKids.com will continue to trade on Nasdaq as SKDS until the transaction closes.

Upon completion of the combination, based on currently outstanding shares of stock or interests in the companies, the new company will have approximately 69,583,000 shares of common stock outstanding.

Annual revenues of the combined entities on a pro forma consolidated basis had they been combined for the year ended December 31, 1999 would have been approximately $68 million and for the nine months ended September 30, 2000 would have been approximately $70 million.

"ECC is a great partner for SmarterKids.com," said David Blohm, current President and CEO of SmarterKids.com, who will be stepping down once the combination is complete. "The combined company will have a strong and synergistic foundation in the preschool, elementary school, and home markets. This a great move forward for SmarterKids.com's stockholders."

Ronald Elliott, ECC's President and Chief Executive Officer, will hold the position of Chairman of the new company. Mr. Noyes will serve as the combined entity's Chief Executive Officer. ECC's Chief Operating Officer, Judith McGuinn, will become Chief Operating Officer of the new company and Bob Cahill, Chief Financial Officer of SmarterKids.com, will be Chief Financial Officer.

SIGNIFICANT ECONOMIES EXPECTED IN THE COMBINATION

The new company would have had pro forma cash of approximately $34 million, had it been combined as of September 30, 2000. Management expects to achieve EBITDA breakeven in 2001. SmarterKids.com's operating expenses will be reduced significantly in connection with the combination. SmarterKids.com's customer acquisition, warehousing and fulfillment operations will leverage ECC's school-focused direct marketing operations. ECC will take advantage of SmarterKids.com's technical staff and infrastructure to propel their online efforts targeted at schools.

The new company will consolidate key administrative functions at facilities in Monterey (California) and Needham (Massachusetts).

ABOUT SMARTERKIDS.COM

SmarterKids.com, Inc. (Nasdaq:SKDS), a Delaware corporation, is a leading education store and resource dedicated to helping parents help their children learn, discover, and grow. The site offers one of the most personalized shopping experiences, matching a child's learning style and needs with teacher-reviewed toys, games, books, software, music, and videos. The company

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features specialty centers for special needs and gifted children, the Grade
Expectations! guide to education standards, state-specific test information and product recommendations in the State Test Prep Center, and thousands of educational toys and services for children ages infant through 15. SmarterKids is headquartered in Needham, Mass. More information on the company can be found at www.SmarterKids.com.

ABOUT EARLYCHILDHOOD.COM

Earlychildhood.com (ECC) sells thousands of educational products and supplies, through catalogs and through a field sales force, to early childhood educators targeting over 90,000 preschools, elementary schools and child care centers nationwide. Founded in 1985 by Ronald Elliott, the company develops, markets and distributes a variety of proprietary products including the BioColor line of biodegradable paints, and distributes its products through four warehouses with approximately 380,000 square feet of space combined.

ECC also publishes Earlychildhood NEWS, which sponsors a popular continuing education program through the University of Wisconsin-Stout, as well as the 12-year-old Directors' Choice Awards program recognizing excellence in the design and manufacture of products for young children.

ECC is also a leader in creating school fund-raising programs utilizing custom-packaged school supplies through its Educational Products, Inc. (EPI) subsidiary. EPI, founded in 1980, has served almost one million children with school supplies in 2000. ECC has over 400 employees and is headquartered in Monterey, CA. For more information, visit ECC's Web site at www.Earlychildhood.com and EPI's at www.educationalproducts.com.

Chase H&Q served as financial advisor to SmarterKids.com; Thomas Weisel Partners, LLP served as financial advisor to Earlychildhood.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY SMARTERKIDS.COM) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING STATEMENTS RELATING TO CONSUMMATION OF THE COMBINATION, FUTURE ANTICIPATED REVENUES OF THE COMBINED COMPANIES, COST SAVINGS AND OTHER SYNERGIES RESULTING FORM THE COMBINATION, SUCCESS OF CURRENT PRODUCT OFFERINGS AND OTHER MATTERS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF SMARTERKIDS.COM. FOR A DESCRIPTION OF ADDITIONAL RISKS AND UNCERTAINTIES, PLEASE REFER TO THE SMARTERKIDS.COM FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ANNUAL AND QUARTERLY REPORTS ON FORMS 10-K AND 10-Q.

CONTACT: Pauline O'Keeffe, Director of Corporate Communications of SmarterKids.com, Inc., (781) 292-3048.

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